UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2004

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-15153	52-1655102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

(214) 854-3000

(Registrant’s Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition.

On July 22, 2004, Blockbuster Inc. issued a press release announcing its financial results for the quarter ended June 30, 2004. That press release included comparative same-store revenues for the three and six months ended June 30, 2004. Due to a computational error, Blockbuster Inc. is modifying the same-store revenues disclosures included in the July 22nd release. The modified disclosure below reflects a more favorable period-over-period comparison for same-store revenues. The corrected computations do not affect Blockbuster Inc.’s reported results of operations or financial position.

	Three months ended June 30, 2004		Six months ended June 30, 2004
	Previously Announced	Adjusted	Previously Announced	Adjusted
Worldwide same-store rental revenues decrease	(6.4)%	(5.0)%	(7.3)%	(6.7)%
Worldwide same-store retail revenues increase	4.3%	5.8%	1.0%	1.4%
Worldwide same-store revenues decrease	(4.4)%	(2.9)%	(5.7)%	(5.1)%
Domestic same-store revenues decrease	(6.4)%	(4.6)%	(8.4)%	(7.5)%
International same-store revenues increase	1.9%	1.9%	2.4%	2.4%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: August 4, 2004	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer